                                                                  EXHIBIT 23.1








                       Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-82578) pertaining to the Jefferson Smurfit Corporation Savings Plan, the Jefferson Smurfit Corporation Hourly Savings Plan, and the Smurfit Packaging Corporation Savings Plan of our reports dated June 19, 1998, with respect to the financial statements and schedules of Jefferson Smurfit Corporation Savings Plan, the Jefferson Smurfit Corporation Hourly Savings Plan, and the Smurfit Packaging Corporation Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.

                                                        /s/ Ernst & Young LLP
St. Louis, Missouri
June 26, 1998